WABASH NATIONAL CORPORATION Investor Update First Quarter 2014 Dick Giromini, President & CEO Jeff Taylor, Senior Vice President & CFO

2 This presentation contains certain forward - looking statements, as defined by the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward - looking statements, including without limit, those regarding shipment outlook, Operating EBITDA, backlog, demand level expectations, profitability and earnings capacity, margin opportunities, and potential benefits of any recent acquisitions. Any forward - looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward - looking statements. Without limit, these risks and uncertainties include economic conditions, increased competition, dependence on new management, reliance on certain customers and corporate partnerships, shortages and costs of raw materials, manufacturing capacity and cost containment risks, dependence on industry trends, access to capital, acceptance of products, and government regulation. You should review and consider the various disclosures made by the Company in this presentation and in its reports to its stockholders and periodic reports on Forms 10 - K and 10 - Q. We cannot give assurance that the expectations reflected in our forward - looking statements will prove to be correct. Our actual results could differ materially from those anticipated in these forward - looking statements. All written and oral forward - looking statements attributable to us are expressly qualified in their entirety by the factors we disclose that could cause our actual results to differ materially from our expectations. S AFE H ARBOR S TATEMENT © 2014 Wabash National, L.P. All rights reserved. Wabash®, Wabash National®, DuraPlate ®, DuraPlate AeroSkirt ®, Walker, Brenner® and Beall® are marks owned by Wabash National, L.P. Transcraft ® and Benson® are marks owned by Transcraft Corporation.

3 Acquired assets of leading liquid tank and dry bulk trailer producer C OMPANY B ACKGROUND Acquired assets of leading aluminum flatbed producer Founded as a start - up IPO ( NYSE : WNC ) Achieved leading industry position Introduced the DuraPlate ® composite dry van trailer Record trailer production of 70,000 units Acquired leading liquid transport equipment producer Acquired leading steel flatbed producer Acquired assets of Acquired Cloud Oak Flooring Co. • 2013 Revenue: $1.6B • 5,700 Associates (full time & contract) • 12 Manufacturing Locations in 3 Countries • 18 Company - Owned Retail Locations Launched DuraPlate Products Group business (Wabash Composites) 1985 1991 1994 1996 1997 1999 2006 2008 2009 2011 2012 2013 New Markets. New Innovation. New Growth.

4 W ABASH S EGMENTS Wabash National Corporation Commercial Trailer Products 2013 Sales: $1.1B • Dry & Refrigerated Vans • Platform Trailers • Fleet Used Trailers Retail 2013 Sales: $ 181M • 18 Retail L ocations in U.S. • New & Used Trailer Sales • Parts & Service Tank Services Diversified Products 2013 Sales: $502M • Walker Group • Wabash Composites • Wabash Wood Products Segment Revenue and Units are prior to the elimination of intersegment sales.

5 G EOGRAPHIC F OOTPRINT Manufacturing Locations Corporate HQ Company - Owned Retail Locations Dealers / Service Centers

6 CTP Operating Income Up More Than $50 Million Since 2010 Key Statistics Recent Financial Performance - CTP Examples of Key Customers ▪ Comprehensive trailer products portfolio ▪ 2013 New Trailer Shipments: 43,800 ▪ Core products: dry vans, refrigerated vans, platform trailers ▪ Brands: Wabash National, Transcraft, Benson C OMMERCIAL T RAILER P RODUCTS : S EGMENT P ROFILE Segment Revenue and Units are prior to the elimination of intersegment sales. -20 0 20 40 60 80 100 0 200 400 600 800 1000 1200 2010 2011 2012 2013 Operating Income (M$) Revenue (M$) Revenue Op. Income

7 I NDUSTRY F ORECASTS ▪ In addition to fleet age and population, demand will be driven by government regulations (HOS, CSA, CARB and others) and recovery in specific industry sectors ▪ Strong demand above replacement levels forecast for next 5 years Strong D emand Forecasted for the Next Five Years General Market Overview

8 T RAILER M ARKET : D EMAND D RIVERS Strong demand above replacement levels Demand Drivers: Fleet Age Source: ACT Fleet Age Remains Key Demand Driver ▪ Active fleet age increased from 7.2 years in 2006 to 8.3 years in 2011 following historically unprecedented trailer underbuy in 2008 - 10 ▪ In 2012, stronger shipments caused age to decline for the first time in 5 years to 8.26 years ▪ Trailer age declines are expected to continue in the next 5 years as a result of solid economically driven trailer demand

Commercial Trailer Products: Long History of Innovation


SEARS







1985

Sheet & Post Trailer
- Commodity
- Versatile
- High maintenance

FRP Trailer
- FRP (Fiberglass Reinforced Plywood)
- Added interior width
- Difficult to repair

1987

Alum. Plate Trailer
- WNC leading industry producer
- Wide, smooth interior
- Low maintenance
- High material costs

1996

DuraPlate® Trailer
- Durable
- Longest useful life
- Easy to repair
- Lowest total cost of ownership
- Recyclable

2004

DuraPlate® HD
- High performance
- Extremely durable
- Heavy-duty freight applications

2011

DuraPlate® XD-35
- The industry's only 35,000 lb. dry van floor system
- Specialty freight hauls: paper, steel coil

Legacy of Industry Leadership in Value-Added Innovation

9

10 C OMMERCIAL T RAILER P RODUCTS H IGHLIGHTS x Industry leader in van and platform trailer manufacturing x Best - in - class, technologically innovative products x Leading brands and long - standing customer relationships x Trucking recovery and aging fleet equipment fuels trailer demand x Mature practitioner of lean manufacturing methodology x Knowledgeable, experienced management and leadership team New Markets. New Innovation. New Growth.

11 Broad Product Portfolio Serving Diverse Markets Key Statistics Recent Financial Performance Key Brands ▪ Walker Group, Wabash Composites, and Wabash Wood Products ▪ Diverse portfolio of products and services ▪ Broad customer, geographic, and end market diversification ▪ Higher growth and higher margin businesses D IVERSIFIED P RODUCTS : S EGMENT P ROFILE Segment Revenue is prior to the elimination of intersegment sales. 0 20 40 60 80 100 0 100 200 300 400 500 600 2010 2011 2012 2013 Operating Income (M$) Revenue (M$) Revenue Op. Income

12 Focused on Diversified, Higher M argin G rowth. Key Statistics Diversified Products Proforma Revenue Examples of Key Customers ▪ #1 manufacturer of Liquid T ank Trailers (3,000 trailers shipped in 2013) and leading manufacturer of Airplane R efuelers & Engineered P roducts ▪ High Gross Margin (>20%) and Stable, Solid Cash Generation ▪ Key Brands: Walker, Brenner, Bulk, Beall, Garsite , Extract, TST ▪ Strong Growth Potential from Innovation W ALKER G ROUP P ROFILE Wabash Composites, 15% Wabash Wood Products, 9% Walker, 76%

13 W ALKER G ROUP : I NDUSTRY L EADERSHIP End - Markets Geographies US, 87% Australia, 0% Asia, 5% Africa, 0% Latin America, 2% Mexico & Canada, 2% Europe, 3% Chemical, 31% Dairy, Food & Beverage, 27% Aviation, 15% Energy, 12% Pharmaceutical, 9% Defense, 4% Environmental, 2% Transportation Products Leader Engineered Products Leader 80% of Total Revenues 20% of Total Revenues Position Products Est. Share # 1 ALL liquid - transportation systems in North America 33% # 1 Stainless - steel liquid - transportation systems in North America 63% # 1 Stainless - steel liquid - tank trailers for the North American chemical market 64% # 1 Stainless - steel liquid - tank trailers for the North American food market 75% # 1 Liquid - tank trailers for the worldwide aircraft refuelers market 35% Position Products Est. Share # 1 Isolators globally 30% # 1 Downflow booths globally 35% # 2 Stationary silos in the U.S. 35% Note: All information based off of 2011 revenues Sources : TTMA, ACT, Polk, Trailer Body Builders 2012

Wabash Composites Profile

Key Statistics

- Growing Product Portfolio
- Key Products: composite panels, aerodynamic trailer skirts, portable storage containers, truck body walls
- Brands: DuraPlate, AeroSkirt, Wabash National

Demand Drivers

- Forecasted growth in Truck Body market drives DuraPlate® panel sales growth.
- Housing Starts support potential moving and storage growth and need for portable storage containers.
- CARB (California Air Resource Board) compliance requirements continue to drive DuraPlate® AeroSkirt® demand.

Diversified Products Proforma Revenue



Wabash Composites, 15%
Wabash Wood Products, 9%
Walker, 76%

Examples of Key Customers

PENSKE
PODS Portable On Demand Storage
SPARTAN
Old Dominion Freight Line
FedEx Ground
WHITING Door Manufacturing Corp.
SUPREME
MORGAN
TRANSGLOBAL

Focused on Diversified, Higher Margin Growth

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15 x Industry leader in tank trailer and engineered products with the broadest portfolio x Leader in composite panel technology, solutions - driven product development strategy x Diversified platform serving a variety of attractive end markets x Low capital model leveraging existing intellect x Leading brands and longstanding relationships with blue - chip customer base x Best - in - class , technologically innovative products x Stable, strong cash flow profile. Synergistic opportunities. Low cost manufacturing. x Knowledgeable, experienced management and leadership team D IVERSIFIED P RODUCTS H IGHLIGHTS New Markets. New Innovation. New Growth.

16 Brenner Tank Services Increases Geographic Footprint Key Statistics 2013 Recent Financial Performance 2013 Revenue Breakout R ETAIL : S EGMENT P ROFILE ▪ Dealership model, selling new and used trailers, aftermarket parts, and maintenance and repair services. ▪ 2013 New Trailer Shipments: 3,0 00 ▪ 2013 Used Trailer Shipments: 1,300 ▪ Brands: Tank Services New Trailers, 46% Used Trailers, 7% Parts & Service, 45% Other, 2% Segment Revenue is prior to the elimination of intersegment sales. -2 -1 0 1 2 3 4 5 6 7 0 50 100 150 200 2010 2011 2012 2013 Operating Income (M$) Revenue (M$) Revenue Op. Income

17 R ETAIL : N EW M ARKETS – T ANK P ARTS & S ERVICE Capture Synergy of Brenner Tank Service Expertise Key Drivers ▪ Leverage Combined Footprint to Capture Higher - Margin Tank Parts & Service ▪ Low CapEx Investment Required for Wabash National Trailer Centers ▪ Support Walker, Brenner & Beall Brand Products Nationally Location Status ▪ 4 legacy Wabash National Trailer Centers currently tank repair certified: ▪ 2 additional locations to be certified in 2014 ▪ All locations to sell tank parts ▪ Scranton, PA ▪ Dallas, TX ▪ San Antonio, TX ▪ Fontana, CA

18 x Strategic footprint providing national support x Platform which supports the broadest product range in the industry x Integrated with OEM to deliver best practices and innovation in the aftermarket x Value added reseller of new and used trailers & parts and service x Expansion into new markets with mobile service and 3 rd party maintenance x Aging fleet equipment and tougher regulatory environment is expected to continue to drive parts and service demand x Low CapEx and synergistic expansion in higher - margin tank parts and service x Knowledgeable, experienced management and leadership team R ETAIL S EGMENT H IGHLIGHTS New Markets. New Innovation. New Growth.

WABASH NATIONAL CORPORATION Financial Overview First Quarter 2014

20 ($ millions) ($ millions) Notes: 1. See Appendix for reconciliation of non - GAAP financial information F INANCIAL P ROFILE Revenues 2013 Revenue & Operating EBITDA Set Record Levels Operating EBITDA ▪ Significantly improved financial results ▪ Revenue up more than $1.2B, or 380%, since 2009 ▪ EBITDA increased more than $190M since 2009 338 640 1,187 1,462 1,636 200 500 800 1,100 1,400 1,700 2009 2010 2011 2012 2013 (43) 5 39 119 150 (75) (45) (15) 15 45 75 105 135 165 2009 2010 2011 2012 2013

21 Expand Commercial Trailer Products Margins Grow Diversified Products Top Line ▪ Diversified Products Segment is Gaining Critical Mass ▪ Commercial Trailer Products & Diversified Products Are Nearly Equal Contributors to Company Performance ▪ Retail Segment Provides Support to Both Segments & Captures Additional Channel Value 43% 2% 55% D IVERSIFICATION E FFORTS G AINING T RACTION …N EW M ARKETS 86% 14% 62% 10% 28% Manufacturing Retail Commercial Trailer Products Diversified Products Retail Manufacturing Retail 100% Diversified Products Commercial Trailer Products 2007 Revenue $1.1B 2013 Revenue $1.6B 2007 Op. Inc. $26.5M 2013 Op. Inc. $103.2M

22 Cost Effective Debt Structure • $150 Million ABL Revolving Facility – Sr. Secured, matures 5/2017, floating LIBOR pricing 1.75% - 2.25% • $150 Million Convertible Notes – Sr. Unsecured, matures 5/2018, semiannual interest payment of 3.375% • $300 Million Term Loan B – Sr. Secured, matures 5/2019, 1% annual amortization, all - in floating pricing ~ 4.50% • Repriced term loan in May, reducing effective interest rate by 150 basis points, and made voluntary partial payments totaling $60M in 2013 Strong Balance Sheet & Free Cash Flow Yield • Cash Balance of $113M at 12/31/13 • Total liquidity of $254M at 12/31/13 • $ 141M available under revolver • Term Loan re - pricing and voluntary partial payments reduces annual cash interest cost by ~$7M • Net working capital of ~ 13% of revenue • Minimal debt repayment requirements • Modest CapEx ; ~$20 million for 2013 and 2014 • Approximately $28M of Income Tax NOLs at 12/31/13 ($ millions) Liquidity (1) (1) Liquidity, defined as cash on hand plus available borrowing capacity 0 50 100 150 200 250 2014 2015 2016 2017 2018 2019 ($ millions) Required Minimum Maturities (1)(2) Debt & Capital Lease Maturities $5 $5 $5 $154 $154 $222 (1) Excess cash flows, as defined in the TLB, may require additional mandatory pre - payment requirements; above maturities reflects only minimum obligations at 1% of principal (or ~$3M/year) (2) Schedule represents estimate of debt and capital lease maturities as of December 31, 2013 inclusive of new financing facilities and $60M partial payments made throughout 2013 Term Loan Senior Notes Revolver Strong Liquidity & Flexible Capital Structure $0 $25 $50 $75 $100 $125 $150 $175 $200 $225 $250 $275 12/09 12/10 12/11 3/12 6/12 9/12 12/12 3/13 6/13 9/13 12/13 $21 $60 $126 $100 $151 $182 $224 $200 $188 $208 $254 C APITAL S TRUCTURE AND L IQUIDITY

23 L ONG - T ERM S TRATEGIC O BJECTIVES Expectations 2011 2012 2013 Long - term Revenue $1.2B $1.5B $1.6B >$ 2.0B Diversified Products Revenue (1) $107M $356M $502M > $600M Gross Margins 5.6% 11.2% 13.2% > 13% Operating EBITDA Margins 3.3% 8.1% 9.2% > 10% Net Leverage 1.3x 3.1x 1.9x < 2.0x Notes: (1) Diversified Products segment revenues prior to eliminations Growth and Diversification Strategy Intact

24 New Markets. New Innovation. New Growth. I NVESTMENT H IGHLIGHTS x Diversified manufacturer and industry leader in van and tank trailer production x Leading brands and long standing relationships with blue - chip customer base x Best - in - class, technologically innovative products x Trucking recovery and aging fleet equipment fuels trailer demand x Mature practitioner of lean manufacturing x Knowledgeable, experienced management and leadership team

WABASH NATIONAL CORPORATION Appendix

Consolidated Income Statement

($ in thousands, except per share amounts)

	2009	2010	2011	2012	2013
Net sales	$ 337,840	$ 640,372	$ 1,187,244	$ 1,461,854	$ 1,635,686
Cost of sales	360,750	612,289	1,120,524	1,298,031	1,420,563
Gross profit	$ (22,910)	$ 28,083	$ 66,720	$ 163,823	$ 215,123
% of sales	-6.8%	4.4%	5.6%	11.2%	13.2%
General and administrative expenses	29,033	29,876	30,994	44,751	58,666
% of sales	8.6%	4.7%	2.6%	3.1%	3.6%
Selling expenses	11,176	10,669	12,981	23,589	30,597
% of sales	3.3%	1.7%	1.1%	1.6%	1.9%
Amortization of intangibles	2,955	2,955	2,955	10,590	21,786
% of sales	0.9%	0.5%	0.2%	0.7%	1.3%
Acquisition expenses	-	-	-	14,409	883
% of sales	0.0%	0.0%	0.0%	1.0%	0.1%
(Loss) Income from operations	$ (66,074)	$ (15,417)	$ 19,790	$ 70,484	$ 103,191
% of sales	-19.6%	-2.4%	1.7%	4.8%	6.3%
Other income (expense)					
Increase in fair value of warrant	(33,447)	(121,587)	-	-	-
Interest expense	(4,379)	(4,140)	(4,136)	(21,724)	(26,308)
Other, net	(866)	(667)	(441)	(97)	740
(Loss) Income before income taxes	$ (104,766)	$ (141,811)	$ 15,213	$ 48,663	$ 77,623
Income tax (benefit) expense	(3,001)	(51)	171	(56,968)	31,094
Net (loss) income	$ (101,765)	$ (141,760)	$ 15,042	$ 105,631	$ 46,529
Preferred stock dividends and early extinguishment	$ 3,320	$ 25,454	$ -	$ -	$ -
Net (loss) income applicable to common stockholders	$ (105,085)	$ (167,214)	$ 15,042	$ 105,631	$ 46,529
Diluted net (loss) income per share	$ (3.48)	$ (3.36)	$ 0.22	$ 1.53	$ 0.67

New Markets. New Innovation. New Growth.

WABASH

26

CONSOLIDATED BALANCE SHEET

($ in thousands)

	2009	2010	2011	2012	2013
ASSETS					
Current assets					
Cash	$ 1,108	$ 21,200	$ 19,976	$ 81,449	$ 113,262
Accounts receivable	17,081	37,853	52,219	96,590	120,358
Inventories	51,801	110,850	189,533	189,487	184,173
Deferred income taxes	-	-	-	42,330	30,713
Prepaid expenses and other	6,877	2,155	2,317	8,239	9,632
Total current assets	$ 76,867	$ 172,058	$ 264,045	$ 418,095	$ 458,138
Property, plant and equipment	108,802	98,834	96,591	132,146	142,082
Deferred income taxes	-	-	-	21,894	3,591
Goodwill	-	-	-	146,444	149,967
Intangible assets	25,952	22,863	19,821	171,990	159,181
Other assets	12,156	9,079	7,593	12,057	10,612
Total assets	$ 223,777	$ 302,834	$ 388,050	$ 902,626	$ 923,571
LIABILITIES & STOCKHOLDERS' EQUITY					
Current liabilities					
Current portion of long-term debt	$ -	$ -	$ -	$ 3,381	$ 3,245
Current portion of capital lease obligations	337	590	4,007	1,140	1,609
Accounts payable	30,201	71,145	107,985	87,299	112,151
Other accrued liabilities	34,583	38,896	59,024	104,873	99,358
Warrant	46,673	-	-	-	-
Total current liabilities	$ 111,794	$ 110,631	$ 171,016	$ 196,693	$ 216,363
Long-term debt	28,437	55,000	65,000	416,849	358,890
Capital lease obligations	4,469	3,964	814	3,781	6,851
Other noncurrent liabilities	3,258	4,214	4,874	15,511	17,854
Deferrred income taxes	-	-	-	1,065	1,234
Preferred stock	22,334	-	-	-	-
Stockholders' equity	53,485	129,025	146,346	268,727	322,379
Total Liabilities and stockholders' equity	$ 223,777	$ 302,834	$ 388,050	$ 902,626	$ 923,571

New Markets. New Innovation. New Growth.
WABASH
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Consolidated Cash Flows

($ in thousands)

	2009	2010	2011	2012	2013
Cash flows from operating activities					
Net (loss) income	$ (101,765)	$ (141,760)	$ 15,042	$ 105,631	$ 46,529
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities					
Depreciation	16,630	13,900	12,636	14,975	16,550
Amortization of intangibles	2,955	2,955	2,955	10,590	21,786
Net (gain) loss on the sale of assets	(55)	431	(9)	203	140
Loss on debt extinguishment	303	-	668	-	1,889
Deferred income taxes	-	-	-	(55,292)	30,089
Increase in fair value of warrant	33,447	121,587	-	-	-
Stock-based compensation	3,382	3,489	3,398	5,149	7,480
Accretion of debt discount	-	-	-	2,972	4,643
Changes in operating assets and liabilities					
Accounts receivable	20,845	(20,772)	(14,366)	1,180	(23,691)
Inventories	41,095	(59,062)	(78,683)	41,696	6,260
Prepaid expenses and other	(1,570)	3,024	(162)	736	(3,893)
Accounts payable and accrued liabilities	(22,666)	45,251	56,968	(48,777)	18,082
Other, net	420	650	386	(3,046)	2,805
Net cash (used in) provided by operating activities	$ (6,979)	$ (30,307)	$ (1,167)	$ 76,017	$ 128,669
Cash flows from investing activities					
Capital expenditures	(981)	(1,782)	(7,264)	(14,916)	(18,352)
Acquisition, net of cash acquired	-	-	-	(364,012)	(15,985)
Proceeds from the sale of property, plant and equipment	300	1,813	17	607	305
Other	-	-	-	(2,500)	2,500
Net cash (used in) provided by investing activities	$ (681)	$ 31	$ (7,247)	$ (380,821)	$ (31,532)
Cash flows from financing activities					
Proceeds from issuance of common stock, net of expenses	-	71,948	(155)	-	-
Proceeds from exercise of stock options	-	504	538	354	600
Borrowings under revolving credit facilities	276,853	712,491	848,705	206,015	1,166
Payments under revolving credit facilities	(328,424)	(685,928)	(838,705)	(271,015)	(1,166)
Principal payments under capital lease obligations	(334)	(352)	(671)	(1,629)	(1,700)
Principal payments under term loan credit facility	-	-	-	(2,250)	(62,827)
Principal payments under industrial revenue bond	-	-	-	-	(381)
Stock repurchase	(35)	(384)	(533)	(564)	(35)
Proceeds from issuance of convertible senior notes	-	-	-	145,500	-
Proceeds from issuance of term loan credit facility, net of issuance costs	-	-	-	292,500	-
Proceeds from issuance of preferred stock and warrant	35,000	-	-	-	-
Payments under redemption of preferred stock	-	(47,791)	-	-	-
Debt amendment and issuance costs paid	(1,420)	-	(1,989)	(5,134)	(981)
Proceeds from issuance of industrial revenue bond	-	-	-	2,500	-
Preferred stock issuance costs paid	(2,638)	(120)	-	-	-
Net cash (used in) provided by financing activities	$ (20,998)	$ 50,368	$ 7,190	$ 366,277	$ (65,324)
Net (decrease) increase in cash and cash equivalents	$ (28,658)	$ 20,092	$ (1,224)	$ 61,473	$ 31,813
Cash and cash equivalents at beginning of period	29,766	1,108	21,200	19,976	81,449
Cash and cash equivalents at end of period	$ 1,108	$ 21,200	$ 19,976	$ 81,449	$ 113,262

New Markets. New Innovation. New Growth.

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29 R ECONCILIATION OF N ON - GAAP M EASURES New Markets. New Innovation. New Growth. ($ in millions) Note: This table reconciles annual net income (loss) for the periods presented to the non - GAAP measure of Operating EBITDA. Differences may exist in the calculation of Operating EBITDA due to rounding. 2009 2010 2011 2012 2013 Net (loss) income (101.8)$ (141.8)$ 15.0$ 105.6$ 46.5$ Income tax (benefit) expense (3.0) (0.1) 0.2 (57.1) 31.1 Increase in fair value of warrant 33.4 121.6 - - - Interest expense 4.4 4.1 4.1 21.7 26.3 Depreciation and amortization 19.6 16.9 15.6 25.6 38.3 Stock-based compensation 3.4 3.5 3.4 5.2 7.5 Acquisition expenses - - - 17.3 0.9 Other non-operating expense (income) 0.9 0.7 0.5 0.2 (0.7) Operating EBITDA (43.1)$ 4.9$ 38.8$ 118.5$ 149.9$ % of sales -12.8% 0.8% 3.3% 8.1% 9.2%

RECONCILIATION OF NON-GAAP MEASURES

($ in millions)

Trailing Twelve Months Operating EBITDA For Quarter Ending

	2009				2010			
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Net (loss) income	$ (147.7)	$ (162.4)	$ (224.5)	$ (101.8)	$ (212.5)	$ (200.2)	$ (135.7)	$ (141.8)
Income tax expense (benefit)	20.8	21.8	23.0	(3.0)	(3.0)	(3.0)	(2.9)	(0.1)
Increase (Decrease) in fair value of warrant	-	-	54.0	33.4	160.3	158.4	101.1	121.6
Interest expense	4.5	4.8	4.7	4.4	4.3	4.0	3.9	4.1
Depreciation and amortization	21.1	20.7	20.3	19.6	19.2	18.7	18.0	16.9
Stock-based compensation	5.1	5.0	4.5	3.4	3.3	3.0	2.9	3.5
Impairment of goodwill	66.3	66.3	66.3	-	-	-	-	-
Acquisition expenses	-	-	-	-	-	-	-	-
Other non-operating expense (income)	0.2	(0.1)	1.3	0.9	0.8	1.7	0.5	0.7
Operating EBITDA	$ (29.7)	$ (43.9)	$ (50.4)	$ (43.1)	$ (27.6)	$ (17.4)	$ (12.2)	$ 4.9
% of sales	-3.9%	-6.9%	-10.4%	-12.8%	-8.2%	-4.3%	-2.5%	0.8%

	2011				2012				2013			
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Net (loss) income	$ 0.6	$ 9.5	$ 12.5	$ 15.0	$ 17.0	$ 15.6	$ 32.9	$ 105.6	$ 106.2	$ 118.4	$ 116.2	$ 46.5
Income tax expense (benefit)	(0.2)	(0.2)	(0.1)	0.2	(0.3)	0.8	1.9	(57.1)	(52.9)	(44.6)	(35.1)	31.1
Increase (Decrease) in fair value of warrant	(5.2)	(3.3)	-	-	-	-	-	-	-	-	-	-
Interest expense	4.0	4.1	4.2	4.1	3.9	8.2	14.9	21.7	28.5	29.7	28.2	26.3
Depreciation and amortization	16.3	15.9	15.7	15.6	15.4	18.6	21.7	25.6	31.6	34.0	36.4	38.3
Stock-based compensation	3.4	3.2	2.9	3.4	4.0	4.1	5.2	5.2	5.7	6.9	7.0	7.5
Impairment of goodwill	-	-	-	-	-	-	-	-	-	-	-	-
Acquisition expenses	-	-	-	-	1.7	15.0	17.0	17.3	16.2	3.1	1.1	0.9
Other non-operating expense (income)	0.8	0.7	0.7	0.5	0.6	-	(0.2)	0.2	(2.0)	(1.7)	(0.9)	(0.7)
Operating EBITDA	$ 19.7	$ 29.9	$ 35.9	$ 38.8	$ 42.3	$ 62.3	$ 93.4	$ 118.5	$ 133.3	$ 145.8	$ 152.9	$ 149.9
% of sales	2.5%	3.2%	3.3%	3.3%	3.4%	4.7%	6.7%	8.1%	8.8%	9.4%	9.6%	9.2%

Note: This table reconciles the trailing twelve month net income (loss) for the periods presented above to the non-GAAP measure of Operating EBITDA. Differences may exist in the calculation of Operating EBITDA due to rounding.

New Markets. New Innovation. New Growth.

WABASH

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